Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (No. 333-225723) and Vale Overseas Limited (No. 333-225723-01) and Registration Statement on Form S-8 of Vale S.A. (No. 333-223718) of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes
Rio de Janeiro, RJ, Brazil
March 23, 2021